Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

November 19, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representative of the several Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036

Ladies and Gentlemen:

Introductory.  Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), and Legacy Reserves Finance Corporation, a Delaware corporation (“Legacy Finance,” and together with the Partnership, the “Issuers”), propose to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Issuers’ 8.000% Senior Notes due 2020 (the “Notes”).  Merrill Lynch has agreed to act as the Representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Securities (as defined below).

Legacy Reserves GP, LLC, a Delaware limited liability company (the “General Partner”), is the Partnership’s sole general partner.  Legacy Reserves Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Legacy Reserves Operating LP, a Delaware limited partnership (the “Operating Partnership”).

The Securities will be issued pursuant to an indenture, to be dated as of December 4, 2012 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depository”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers and the Depositary.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of December 4, 2012 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Issuers and the Guarantors will be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statement to be declared effective.  All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Partnership formed or acquired after the Closing Date that executes a supplement to the Indenture to guarantee the Notes, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities;” and the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities.”

On or prior to the Closing Date, the Initial Purchasers will execute an escrow agreement, in the form and substance to be agreed between Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), the Trustee and the Initial Purchasers, which shall conform in all material respects with the description thereof included in the Offering Memorandum (the “Escrow Agreement”), and will direct the deposit in an escrow account (the “Escrow Account”) with the Escrow Agent, of the net proceeds from the sale of the Notes (before expenses but after initial purchaser discounts) under Section 2 hereof.  The Escrow Agreement shall provide that the escrowed funds shall only be released and paid out pursuant to the terms of the Escrow Agreement.

It is understood and agreed to by the parties hereto that on November 5, 2012, Legacy Reserves Operating LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, COG Operating LLC, a Delaware limited liability company, and Concho Oil & Gas LLC, a Texas limited liability company, entered into a Purchase and Sale Agreement (the “Permian Purchase Agreement”) pursuant to which Legacy Reserves Operating LP agreed to purchase from COG Operating LLC and Concho Oil & Gas LLC on December 20, 2012, and effective as of October 1, 2012, certain assets described in the Permian Purchase Agreement including, but not limited to, certain oil and natural gas properties in the Permian Basin of west Texas and southeastern New Mexico, for $520.0 million, subject to adjustments as described in the Permian Purchase Agreement.

The Issuers and the Guarantors are herein referred to collectively as the “Legacy Parties,” and together with the General Partner, are herein referred to collectively as the “Legacy Entities.”

This Agreement, the Registration Rights Agreement, the DTC Agreement, the Permian Purchase Agreement, the Escrow Agreement, the Indenture, the Securities and the Exchange Securities are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated November 12, 2012 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated November 19, 2012 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

References herein to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum shall be deemed to refer to and include the preliminary Canadian offering memorandum dated November 12, 2012 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”), respectively.

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Legacy Parties hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1.         Representations and Warranties.  Each of the Legacy Parties, jointly and severally, hereby represents, warrants and covenants  to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation.  None of the Issuers, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Issuers, their respective Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)           Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)           The Pricing Disclosure Package and Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering

Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Partnership has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)           Issuer Additional Written Communications.  The Legacy Parties have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Issuers or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Issuer Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser expressly for use in any Issuer Additional Written Communication.

(f)            Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g)           Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Legacy Parties.

(h)           Authorization of the Permian Purchase Agreement. The Permian Purchase Agreement has been duly authorized and executed by the Partnership and constitutes a valid and binding agreement, enforceable against the Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or law) and (ii) public policy, applicable law relating to indemnification and contribution and an implied covenant of good faith and fair dealing (the exceptions in (i) and (ii), together the “Enforceability Exceptions”).

(i)            The Registration Rights Agreement and DTC Agreement.  The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the valid execution and delivery thereof by the Initial Purchasers) will constitute a valid and binding agreement of, the Legacy Parties, enforceable against the Legacy Parties in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the valid execution and delivery thereof by the Depository) will constitute a valid and binding agreement of, the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(j)            Authorization of the Notes and the Exchange Notes.  The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.  The Exchange Notes have been duly and validly authorized for issuance by the Issuers, and when authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered in exchange for the Notes in the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Authorization of the Guarantees. Each Guarantor has all requisite corporate, limited liability company or partnership power and authority to issue its Guarantee with respect to the Notes and the Exchange Notes.  The Guarantees with respect to the Notes have been duly and validly authorized by the Guarantors and, when the Notes have been duly executed by the Issuers, authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.  The Guarantees with respect to the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes have been duly executed by the Issuers, authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered in exchange for the Notes in the Exchange Offer, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(l)            Authorization of the Indenture.  The Indenture has been duly authorized by the Legacy Parties and, on the Closing Date, will have been duly executed and delivered by the Legacy Parties and (assuming due authorization, execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of the Legacy Parties enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(m)          Description of the Transaction Documents.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum, to the extent included therein.

(n)           No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Legacy Parties, considered as one enterprise (any such change is called a “Material Adverse Change”), whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by any Legacy Party that are material with respect to the Legacy Parties, considered as one enterprise, and (iii) except for regular quarterly distributions on the units representing limited partner interests in the Partnership (“Units”) in amounts per Unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on the Units.

(o)           Independent Accountants.  BDO USA LLP, who have audited the audited financial statements included or incorporated by reference in the Offering Memorandum, is an independent public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(p)           Preparation of the Financial Statements.  The financial statements of the Partnership included or incorporated by reference in the Offering Memorandum, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the results of operations, changes in unitholders’ equity and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Offering Memorandum, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act.  The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly, in all material respects in accordance with GAAP, the information required to be stated therein.  The information in the Offering Memorandum under the captions “Offering Memorandum Summary — Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data”  present fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Partnership included or incorporated by reference in the Offering Memorandum.  All information contained in the Offering Memorandum regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Offering Memorandum that are not so included or incorporated, as applicable, as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)           Reserve Engineer.  LaRoche Petroleum Consultants Ltd. (the “Reserve Engineer”), whose report dated January 17, 2012 (the “Reserve Report”) is referenced in the Offering Memorandum, was as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.  No information has come to the attention of the Partnership or, to the knowledge of the Partnership, to the Reserve Engineer that could reasonably be expected to cause the Reserve Engineer to withdraw its Reserve Report.

(r)            Information Underlying Reserve Report. The information underlying the estimates of the Partnership’s proved reserves that was supplied to the Reserve Engineer for the purposes of preparing the Reserve Report and estimates of the proved reserves of the Partnership disclosed in the Offering Memorandum, including, production, costs of operation, and, to the knowledge of the Partnership, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; and the estimates of such reserves and standardized measure thereof as described in the Offering Memorandum and future net cash flow reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the Securities Act.  Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Offering Memorandum, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Offering Memorandum and as reflected in the Reserve Report.

(s)            Formation and Qualification of the Legacy Entities.  Each of the Legacy Entities has been duly organized, formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the state of its organization, formation or incorporation, as applicable, and has full limited partnership, limited liability company or corporate, as applicable, power and authority, to own, lease and operate its properties and to conduct its business in all material respects, in each case as described in the Offering Memorandum and, in the case of each of the Legacy Parties, to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  Each of the Legacy Entities is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  The Partnership and the General Partner have registered for the carrying on of business in the province of Ontario in Canada where the Securities are proposed to be sold by the Initial Purchasers.

(t)            Entity Ownership.

(i)            Moriah Properties, Ltd., DAB Resources, Ltd., Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd. and H2K Holdings, Ltd. own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (as amended as of the date hereof, the “GP LLC Agreement”), and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such persons and entities own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(ii)           The General Partner is the sole general partner of the Partnership with an approximate 0.03% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Partnership Agreement of the Partnership (as amended as of the date hereof, the “Partnership Agreement”) and is fully paid; and the General Partner owns such general partner interest free and clear of all Liens, the General Partner owns no assets, and has no business other than with respect to its general partner interest in the Partnership.

(iii)          As of the date hereof, the issued and outstanding Units was 56,799,419 Units, and all of such Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(u)           Operating GP Ownership. The Partnership owns 100% of the membership interests in the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the Operating GP (as amended as of the date hereof, the “Operating GP Agreement”), and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for the pledge of such membership interests under the Second Amended and Restated Credit Agreement, dated as of March 10, 2011, by and among the Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other lenders from time to time party thereto, as amended (the “Credit Agreement”).

(v)           Operating Partnership Ownership. The Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Operating Partnership (as amended as of the date hereof, the “Operating Partnership Agreement”), and is fully paid; and the Operating GP owns such general partner interest free and clear of all Liens, except for the pledge of such general partner interest under the Credit Agreement; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required by the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all Liens, except for the pledge of such limited partner interest under the Credit Agreement.

(w)          Ownership of Legacy Finance. The Partnership owns 100% of the capital stock of Legacy Finance; such capital stock is duly authorized and validly issued in accordance with the charter and bylaws of Legacy Finance (the “Legacy Finance Charter Documents”) and is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens, except for the pledge of such limited partner interest under the Credit Agreement.

(x)           No Other Subsidiaries. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B.

(y)           Absence of Violations or Defaults. None of the Legacy Entities is in breach or violation of or default under (i) its charter, bylaws, partnership certificate, certificate of formation, partnership agreement, articles of organization, operating agreement, limited liability company agreement, membership agreement or similar organizational document (“Organizational Documents”); (ii) any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject (“Partnership Documents”), (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Legacy Entities or any of their respective assets, properties or operations, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Global Select Market (the “NASDAQ”), except in the case of clauses (ii) through (iv) for any such breaches, violations or default that would not, individually or in the aggregate, result in a Material Adverse Change, or materially impair the ability of the Legacy Parties to consummate the transactions contemplated by this Agreement.

(z)           Absence of Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance and delivery of the Securities and the Exchange Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Legacy Parties with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership (a “Repayment Event”) under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership or any of its subsidiaries pursuant to any Partnership Documents, except, in the case of Partnership Documents, for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Organizational Documents of the Partnership or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any of its subsidiaries or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Change.

(aa)         Absence of Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Legacy Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Legacy Parties of the Securities, the execution, delivery and performance of this Agreement by the Legacy Parties, or the consummation by the Legacy Parties of the transactions contemplated by this Agreement or the Permian Purchase Agreement, except for such Consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(bb)         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting any Legacy Entity that is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Change, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Legacy Parties of their obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any Legacy Entity is a party or of which any of their respective property or assets is the subject, which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

(cc)         Intellectual Property Rights.  The Partnership and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Offering Memorandum except where the failure to own, possess or have the right to use would not, individually or in the aggregate, result in a Material Adverse Change; and neither the Partnership nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Change.

(dd)         Permits.  The Legacy Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such permits, licenses, approvals, consents and other authorizations would not, individually or in the aggregate, have a Material Adverse Change; the Legacy Entities and their subsidiaries are in compliance with the terms and conditions of all such

Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Change; and none of the Legacy Entities or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(ee)         Title to Properties.  Each of the Legacy Parties has (i) legal, valid and defensible title to the interests in Oil and Gas Properties supporting the estimates of its net proved reserves contained in the Offering Memorandum, (ii) good and marketable title in fee simple to all real property other than Oil and Gas Properties covered by clause (i), and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum or such as do not materially affect the value of the property of the Legacy Parties, taken as a whole, and do not materially interfere with the use made of such property by any of the Legacy Parties; all real property and buildings held under lease by any of the Legacy Parties are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of such property and do not materially interfere with the use made of such property by any of the Legacy Parties.  The Working Interests derived from the Oil and Gas Properties evidence in all material respects the right of the Legacy Parties to explore, develop and produce hydrocarbons from such Hydrocarbon Interests, and the acquisition and procurement of such oil and gas leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Legacy Parties operate for acquiring or procuring oil and gas leases and interests therein to explore, develop or produce hydrocarbons.

(ff)          Tax Law Compliance.  The Legacy Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Change, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Change.

(gg)         Investment Company Act. No Legacy Entity is, and upon the issuance by the Partnership and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, no Legacy Entity will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(hh)         Insurance.  The Legacy Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in management’s judgment, are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring any Legacy Entity or their respective businesses, assets, employees, officers and directors are in full force and effect; the Legacy Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any Legacy Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Legacy Entity has been refused any insurance coverage sought or applied for; and no Legacy Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change.

(ii)           No Price Stabilization or Manipulation. No Legacy Entity, subsidiary or director or executive officer of the General Partner has taken nor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(jj)           Solvency.  Each of the Issuers and the Guarantors is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(kk)         Compliance with Sarbanes-Oxley.  There is and has been no failure on the part of the Partnership or any of the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, with which any of them is required to comply, including Section 402 related to loans.

(ll)           Company’s Accounting System.  The Legacy Entities (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and; (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for their assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum is in compliance with the Commission’s published rules and guidelines applicable thereto.

(mm)      Statistical, Demographic or Market-Related Data. Any statistical, demographic, market-related, customer-related or production-related data included in the Offering Memorandum is based on or derived from sources that the Partnership believes to be reliable and accurate and all such data included in the Offering Memorandum accurately reflects the materials upon which it is based or from which it was derived.

(nn)         Description of Recent Developments. The statements regarding the estimates of proved reserves and forecasts of production related to the properties to be acquired by the Partnership pursuant to the Permian Purchase Agreement and estimate of cash flow from operations to be added to the Partnership from such properties and the underlying assumptions and forecasts thereto, contained in the Offering Memorandum under the caption “Offering Memorandum Summary — Legacy Reserves LP — Recent Developments—Pending Acquisition of Oil and Natural Gas Properties in the Permian Basin” were prepared in good faith and, in the informed judgment of  the management of the Partnership, on a reasonable basis reflecting the best currently available estimates of management of the Partnership and are true and accurate in all material respects, and are within the coverage of Rule 175 under the Securities Act to the extent such statements constitute forward looking statements as defined in Rule 175. As of the date hereof, the management of the Partnership is not aware of any facts with respect to historical or anticipated financial or operational performance of the properties to be acquired pursuant to the Permian Purchase Agreement or of the Partnership that would result in a significant variance from such estimates of proved reserves, forecasts of production and estimated added cash flow from operations included in the Offering Memorandum under the caption “Summary — Legacy Reserves LP — Recent Developments — Pending Acquisition of Oil and Natural Gas Properties in the Permian Basin.”

(oo)         Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership, including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Offering Memorandum, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(pp)         Regulations T, U, X.  None of the Legacy Entities nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(qq)         Compliance with and Liability Under Environmental Laws.  Except as described in Offering Memorandum and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) no Legacy Entity is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Legacy Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Legacy Entity and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Legacy Entity relating to Hazardous Materials or any Environmental Laws.

(rr)           ERISA Compliance.  Except as otherwise disclosed in the Offering Memorandum, the Legacy Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Legacy Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Partnership, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Legacy Entities or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Legacy Entities, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Partnership or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Legacy Entities or any of their ERISA Affiliates.  No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Legacy Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither Legacy Entities nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Legacy Entities or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and  to the knowledge of the Legacy Entities nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ss)          Absence of Labor Dispute.  No labor dispute with the employees of any Legacy Entity exists or, to the knowledge of the Partnership, is threatened or imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any Legacy Entity which, in any such case, would reasonably be expected to result in a Material Adverse Change.

(tt)           Related Party Transactions.  No relationship, direct or indirect, exists between or among any Legacy Entity, on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Legacy Entity, on the other hand, that is required to be described in the Offering Memorandum and is not so described.

(uu)         No Unlawful Contributions or Other Payments. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership, its subsidiaries and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv)         No Conflict with Money Laundering Laws.  The operations of each of the Legacy Parties, Legacy Reserves Services, Inc., a Texas corporation (“Services”), and Legacy Finance, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Legacy Parties, Services or Legacy Finance with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Legacy Parties, threatened.

(ww)       No Conflict with Sanctions Laws.  None of the Legacy Entities, nor, to the knowledge of the Partnership, any officer, agent, employee or affiliate of any of the

Legacy Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not knowingly, directly or indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)         Regulation S.  The Legacy Parties and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Legacy Parties make no representation) have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.

Any certificate signed by an officer of the Legacy Parties and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such entity to each Initial Purchaser as to the matters set forth therein.

SECTION 2.         Purchase, Sale and Delivery of the Securities.

(a)           The Securities.  Each of the Issuers and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and subject to the conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers and the Guarantors the aggregate principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule A, at a purchase price of 95.928% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth. None of the Issuers or the Guarantors shall be obligated to deliver any of the Securities to be delivered hereunder except upon deposit of  payment for all of the Securities to be purchased with the Escrow Agent as provided herein.

(b)           The Closing Date.  Delivery of certificates for the Securities in global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas 77002 counsel for the Initial Purchasers at 9:00 a.m. New York City time, on December 4, 2012, or such other place, time or date as the Representative and the Issuers may agree upon (such time and date of delivery against payment being herein referred to as the “Closing Date”).  The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be delivered at the Closing Date to the Trustee, as custodian for the Depositary. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(c)           Delivery of the Securities.  The Issuers and the Guarantors shall deliver, or cause to be delivered through the facilities of the Depository, to the Representative for the accounts of the several Initial Purchasers the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds to the Escrow Account for the amount of the purchase price therefor.

(d)           Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that:

1.     it has solicited offers to buy or offered to sell, and will offer and sell, Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

2.     it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

3.     it has not and will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.         Additional Covenants.  Each of the Issuers and the Guarantors further covenants and agrees, jointly and severally, with each Initial Purchaser as follows:

(a)           Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuer Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement unless otherwise consented to by the Representative.  The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement or unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Preliminary Offering Memorandum or Pricing Supplement.  The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement (unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Final Offering Memorandum).  Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Issuers will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects in writing (unless the Issuers are advised by counsel that they are required by law to so amend or supplement such written communication).

(b)           Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Issuers and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuers and the Guarantors agree to promptly prepare (subject to Section 3 hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

(c)           Copies of the Offering Memorandum.  The Issuers agree to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum (excluding the Incorporated Documents) and any amendments and supplements thereto as they shall reasonably request.

(d)           Blue Sky Compliance.  Each of the Issuers and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Except as contemplated in Section 1(s) hereof,  none of the Issuers or Guarantors shall be required to qualify as a foreign entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign entity.  The Issuers will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)           Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)            The Depositary.  The Issuers will cooperate with the Initial Purchasers and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)           Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Issuers shall file, on a timely basis, with the Commission and the NASDAQ Global Select Market all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Issuers are not subject to Section 13 or 15 of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d) under the Securities Act.

(h)           Agreement Not To Offer or Sell Additional Securities.  During the period of 180 days following the date hereof, the Issuers will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Partnership (other than as contemplated by this Agreement or the Registration Rights Agreement and to register the Exchange Securities).

(i)            No Integration.  The Issuers agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Partnership of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)            No General Solicitation or Directed Selling Efforts.  The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)           No Restricted Resales.  During the period of one year after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them other than pursuant to an effective registration statement under the Securities Act.

(l)            Legended Securities.  Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by an Issuer or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.         Payment of Expenses.  The Issuers and the Guarantors agree to pay, jointly and severally, all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Issuers and the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions reasonably designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) the fees and expenses of the Escrow Agent, including the fees and disbursements of counsel for the Escrow Agent in connection with the Escrow Agreement, (viii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement and (x) all of the Legacy Entities’ expenses incident to the “road show” for the offering of the Securities, including one-half of the cost of any chartered airplane used in connection with the “road show.” Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel and reimburse the Issuers and the Guarantors for the other half of the cost of any chartered airplane used in connection with the “road show” for the offering of the Securities incurred by the Issuers or the Guarantors for which the Issuers or the Guarantors are not responsible under clause (x) above.

SECTION 5.         Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from BDO USA LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership, Legacy Finance or any of the Guarantors or any of their respective securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c)           Opinion of Counsel for the Partnership.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Andrews Kurth LLP, counsel for the Partnership, dated as of such Closing Date, and in substantially the form and substance as set forth in Exhibit A.

(d)           Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)           Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer, President, Chief Financial Officer or any executive or senior vice president, or any other person with an office of equal or greater status than any of the foregoing of the General Partner and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Issuers and the Guarantors set forth in Section 1 hereof were true and correct as of the Time of Sale and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)          the Issuers and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(f)            Indenture; Registration Rights Agreement.  The Issuers and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.  The Issuers and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.

(g)           Reserve Letters. On the date hereof and on the Closing Date, the Initial Purchasers shall have received from the Reserve Engineer a letter, in form and substance satisfactory to the Representative, confirming certain matters concerning their engagement and the use of their Reserve Report and information derived from their Reserve Report in the Pricing Disclosure Package and the Offering Memorandum.

(h)           Escrow Agreement. The Partnership shall have executed the Escrow Agreement and delivered a copy to the Initial Purchasers.

(i)            Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information,

documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Partnership at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.         Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or to comply with any provision hereof, the Partnership agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.         Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Issuers and the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)           Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)           No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)           Upon original issuance by the Issuers and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities  (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR

OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.         Indemnification.

(a)           Indemnification of the Initial Purchasers.  Each of the Issuers and the  Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b)           Indemnification of the Issuers and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Guarantor, each of their respective directors and each person, if any, who controls either Issuer or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which either Issuer, any Guarantor or any such director or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use therein; and to reimburse each Issuer, any Guarantor and each such director or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by each Issuer, any

Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Issuers and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are (i) the third and fourth sentences of the paragraph under the heading “Plan of Distribution—New Issue of Notes” and (ii) the first and second sentences of the first paragraph, and the first sentence of the third paragraph, under the heading “Plan of Distribution—Short Positions,”  in each case in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.         Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuers and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of either of the Issuers or any Guarantor, and each person, if any, who controls either of the Issuers or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors, as applicable.

SECTION 10.       Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuers if at any time:  (i) trading or quotation in any of the Partnership’s securities shall have been suspended or materially limited by the Commission or by the NASDAQ Global Select Market, or trading in securities generally on either the NASDAQ Global Select Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the Financial Industry Regulatory Authority; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse as to make it impracticable or inadvisable to proceed with the placement of the Securities with the Subsequent Purchasers in the manner and on the terms contemplated in the Pricing Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) either Issuer or any Guarantor to any Initial Purchaser, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuers, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.       Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuers, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.       Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036
Facsimile: (212) 901-7897
Attention: Legal Department

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
counsel for the Initial Purchasers

1001 Fannin Street, Suite 2500

Houston, Texas 77002
Facsimile: (713) 615-5962
Attention: Jim Prince

If to the Partnership:

Legacy Reserves LP
303 W. Wall Street, Suite 1400

Midland, TX, 79701

Facsimile: (432) 689-5299
Attention: Dan G. LeRoy

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
counsel for the Partnership

600 Travis, Suite 4200

Houston, Texas 77002
Facsimile: (713) 238-7167
Attention: Gislar Donnenberg

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.       Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.       Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by the Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 15.       Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.       Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 17.       Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”) as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the

Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum

SECTION 18.       Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.       No Advisory or Fiduciary Responsibility.  Each of the Issuers and the Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers and the Guarantors or their respective affiliates, equityholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers and the Guarantors on other matters) or any other obligation to the Issuers and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 21.       Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)           “Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (including subleases), oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, other oil, gas and mineral leasehold fee or term interests, farm outs, overriding royalty and royalty interests, net profits interests, net revenue interests, carried interests, oil payments, production payment interests and similar mineral interests, including any reserved, reversionary or residual interest of whatever nature.

(b)           “Oil and Gas Properties” means all of the Partnership’s Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental body having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, dehydration, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether currently existing or hereafter created; hydrocarbons in and under and which may be produced, saved, processed or attributable to the

Hydrocarbon Interests, the lands covered thereby and all hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

(c)           “Working Interest” means each Legacy Entity’s undivided operating and expense-bearing interest under a Hydrocarbon Interest.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Partnership the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISSUERS:

LEGACY RESERVES LP

By:	Legacy Reserves GP, LLC,
its general partner

By:	/s/ James Daniel Westcott
Name: James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES FINANCE CORPORATION

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

LEGACY RESERVES OPERATING GP LLC

By:	Legacy Reserves, LP,
its sole member

By:	Legacy Reserves GP, LLC,
its general partner

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES OPERATING LP

By:	Legacy Reserves Operating GP LLC,
its general partner

By:	Legacy Reserves, LP,
its sole member

By:	Legacy Reserves GP, LLC,
its general partner

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES SERVICES INC.

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Lex Maultsby
Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$90,625,000
RBC Capital Markets, LLC	62,500,000
Wells Fargo Securities, LLC	37,500,000
UBS Securities LLC	28,125,000
Barclays Capital Inc.	8,593,750
BMO Capital Markets Corp.	8,593,750
Credit Agricole Securities (USA) Inc.	8,593,750
J.P. Morgan Securities LLC	8,593,750
KeyBanc Capital Markets Inc.	8,593,750
Mitsubishi UFJ Securities (USA), Inc.	8,593,750
Scotia Capital (USA) Inc.	8,593,750
SG Americas Securities, LLC	8,593,750
U.S. Bancorp Investments, Inc.	12,500,000
Total	$300,000,000

SCHEDULE B

Subsidiaries

Entity:	Jurisdiction of Formation/Incorporation
Binger Operations, LLC (50% non-controlling interest)	Oklahoma
Legacy Reserves Operating GP LLC	Delaware
Legacy Reserves Operating LP	Delaware
Legacy Reserves Services Inc.	Texas
Legacy Reserves Finance Corporation	Delaware

EXHIBIT A

Opinion of counsel for the Partnership to be delivered pursuant to Section 5 of the Purchase Agreement.

For purposes of this exhibit, the following terms shall have the meanings provided below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the Issuers as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuers and their subsidiaries, considered as a single enterprise.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate that have been certified by officers of the Issuers as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.  [However, officers of the Issuer have certified in the Opinion Support Certificate that there are no Applicable Orders.]

“Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us: [List of organizational documents of the Issuers and the Guarantors]

“Transaction Documents” means collectively, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Indenture, the Initial Securities and the Exchange Securities.

(1)           The Founders own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated General Partner LLC Agreement and are fully paid (to the extent required by the Amended and Restated General Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Founders own such membership interests free and clear of all Liens (A) other than restrictions on transfer under the Amended and Restated General Partner LLC Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming any of the Founders as a debtor is on file in the office of the Secretary of State of Texas or (C) otherwise known to us without independent investigation, other than those created or arising under Section 18-607 of the Delaware LLC Act.

(2)           The General Partner is the sole general partner of the Partnership with an approximate 0.03% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and is fully paid (to the extent required by the Partnership Agreement); and the General Partner owns

Exhibit A-1

such general partner interest free and clear of all Liens (A) other than restrictions on transfer under the Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner owns no assets, and has no business, other than with respect to its general partner interest in the Partnership.

(3)           The Partnership owns 100% of the membership interests in Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP LLC Agreement, and are fully paid (to the extent required by the Operating GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for the pledge of such membership interests under the security documents (the “Security Documents”) entered into in connection with the Credit Agreement and (A) other than restrictions on transfer under the Operating GP LLC Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Section 18-607 of the Delaware LLC Act.

(4)           Operating GP is the sole general partner of the Operating Company with a 0.1% general partner interest in the Operating Company; such general partner interest has been duly authorized and validly issued in accordance with the Operating Company Partnership Agreement, and is fully paid (to the extent required by the Operating Company Partnership Agreement); and Operating GP owns such general partner interest free and clear of all Liens, except for the pledge of such general partner interest under the Security Documents and (A) other than restrictions on transfer under the Operating Company Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(5)           The Partnership is the sole limited partner of the Operating Company with a 99.9% limited partner interest in the Operating Company; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Company Partnership Agreement and is fully paid (to the extent required by the Operating Company Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, except for the pledge of such limited partner interest under the Security Documents and (A) other than restrictions on transfer under the Operating Company Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or

Exhibit A-2

(C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(6)           The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. Legacy Finance is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Guarantors listed in Exhibit B hereto is validly existing as a corporation, limited liability company or limited partnership as indicated in such Exhibit and in good standing under the laws of its jurisdiction of organization or formation indicated in such Exhibit.

(7)           The Partnership has the limited partnership power and limited partnership authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Offering Memorandum. Legacy Finance has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Offering Memorandum. Operating GP has the limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Offering Memorandum. The Operating Company has the limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Offering Memorandum. Services has the corporate power and authority under the laws of the State of Texas to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Offering Memorandum.

(8)           Each of the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Indenture and the Initial Securities has been duly authorized, executed and delivered by each of the Issuers.  Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by each of the Guarantors.

(9)           None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Initial Securities pursuant to the Purchase Agreement, (iii) the offering, issuance, exchange and delivery of the Exchange Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (iv) the issuance of the guaranties of the Initial Securities by the Guarantors or (v) the issuance of the guaranties of the Exchange Securities by the Guarantors at such time as the Exchange Securities are issued pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (A) constituted, constitutes or will constitute a violation of the Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would

Exhibit A-3

constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the General Corporation Law of the State of Delaware, (v) the Delaware LP Act, (vi) the Delaware LLC Act or (vii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

(10)         No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of, the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the General Corporation Law of the State of Delaware, (v) the Delaware LP Act or (vi) the Delaware LLC Act.

(11)         The statements under the caption “Description of Notes” in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet and the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

(12)         The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain United States Federal Income Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

(13)         The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

(14)         When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Initial Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, under applicable laws of the State of New York.

(15)         When the Initial Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the guarantee of the Initial Securities included in the Indenture

Exhibit A-4

will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

(16)         When validly executed by each of the Issuers and authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

(17)         When the Exchange Securities have been validly executed by each of the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the guarantee included in the Indenture of the Exchange Securities will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

(18)         The Registration Rights Agreement constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

(19)         The Escrow Agreement constitutes a valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

(20)         To such counsel’s knowledge (based solely upon an opinion support certificate), except as otherwise disclosed in the Disclosure Package and the Offering Memorandum, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Partnership or any subsidiary is a party, or to which the property of the Partnership or any subsidiary is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Change or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Partnership of its obligations thereunder.

(21)         Assuming (i) the accuracy of the representations and warranties of the Obligors set forth in Sections 1(b) and 1(ww) of the Purchase Agreement, (ii) the due performance by the Obligors and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2(d) of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Initial Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Initial Securities have been made aware of the information

Exhibit A-5

set forth in the Offering Memorandum under the caption “Notice to Investors,” (A) the offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) to the Initial Purchasers and the initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act, and (B) prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), such offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) and such initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that we express no opinion as to any subsequent resale of any Initial Security (and the guaranties thereof by the Guarantors) or any Exchange Security (and the guaranties thereof by the Guarantors).

(22)         Each of the Obligors is not, and immediately after giving effect to the issuance and sale of the Initial Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm and the reserve engineer for the Obligors, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs (11) and (12) above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of 4:45 p.m. (Houston Time) on November 19, 2012 (which you have informed us is a time prior to the time of the first sale of the Initial Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (a) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and (b) any other financial, accounting or oil and gas reserve data, included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum or the Disclosure Package.  Without limiting the foregoing, we call to your attention that (x) the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act, and (y) the Offering Memorandum does

Exhibit A-6

not contain all information that would be required in a registration statement under the Securities Act.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the General Corporation Law of the State of Delaware, (vi) the Delaware LP Act and (vii) the Delaware LLC Act.  References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs (9) and (10) above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Exhibit A-7

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of the Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Annex I-1